Exhibit 99.3

SUPPORT AND TENDER AGREEMENT

BY AND AMONG

BED BATH & BEYOND INC

BLUE CORAL ACQUISTION CORP.

AND

RED MOUNTAIN CAPITAL PARTNERS III, L.P.

DATED AS OF MAY 8, 2012

TABLE OF CONTENTS
(Continued)

		Page

5.14.	Amendment; Waiver	16
5.15.	Severability	16
5.16.	Action by Shareholder Capacity Only	16

Schedule 1:	Shareholder Information

SUPPORT AND TENDER AGREEMENT

SUPPORT AND TENDER AGREEMENT, dated as of May 8, 2012 (this “Agreement”), by and among Bed Bath & Beyond Inc. a company organized under the laws of New York (“Parent”), Blue Coral Acquisition Corp., a California corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and Red Mountain Capital Partners III, L.P, a Delaware limited partnership (the “Shareholder”).

W I T N E S S E T H:

WHEREAS, concurrently with or immediately following the execution of this Agreement, Parent, Cost Plus, Inc. a California corporation (the “Company”) and Merger Sub are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for (i) Merger Sub to commence a tender offer, (as it may be amended from time to time as provided under the Merger Agreement, the “Offer”) for all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) subject to the terms and conditions of the Merger Agreement, and (ii) regardless of whether the Offer is closed, Merger Sub will merge with and into the Company (the “Merger”), whereby, except as expressly provided in Section 3.01 of the Merger Agreement, each issued and outstanding share of Company Common Stock immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive the merger consideration specified therein, in each case upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholder is the beneficial and/or record owner of the Existing Shares (as defined herein);

WHEREAS, as a condition and inducement to Parent and Merger Sub entering into the Merger Agreement, Parent and Merger Sub have required that the Shareholder agree, and the Shareholder has agreed, to (i) enter into this Agreement, (ii) abide by the covenants and obligations with respect to the Covered Shares (as defined herein) set forth herein, (iii) tender the shares of Company Common Stock owned by them in the Offer, and (iv) support the Merger, the Offer and the other transactions contemplated by the Merger Agreement; and

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to, and in the best interests of their respective shareholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, understanding that the execution and delivery of this Agreement by the Shareholder is a material inducement and condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1.          Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.  Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Agreement” has the meaning set forth in the preamble hereto.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Closing Date” means the Offer Closing Date or Merger Closing Date, as applicable.

“Company” has the meaning set forth in the recitals hereto.

“Company Common Stock” has the meaning set forth in the recitals hereto.

“Company DSUs” means shares of Company Common Stock, subject to outstanding deferred stock units denominated in shares of Company Common Stock granted to, or held in a deferral account for the benefit of, any Shareholder Party under any Company Stock Plan.

“Company Stock Options” means shares of Company Common Stock subject to outstanding options to purchase Company Common Stock.

“Consent of Spouse” has the meaning set forth in Section 4.9.

“Covered Claim” has the meaning set forth in Section 5.12(b).

“Covered Shares” means a Shareholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of Company Common Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company (including Company Stock Options) and any shares of Company Common Stock, in all cases that the Shareholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).  The term “Encumber” shall have a correlative meaning.

“Existing Shares” means an aggregate number of shares of Company Common Stock Beneficially Owned by the Shareholder as of the date hereof, as set forth opposite the Shareholder’s name on Schedule 1 hereto.

“Grantees” has the meaning set forth in Section 2.3.

“Losses” has the meaning set forth in Section 4.9.

“Merger” has the meaning set forth in the recitals hereto.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Merger Agreement Termination Date” shall mean the date that the Merger Agreement shall terminate in accordance with its terms.

“Merger Sub” has the meaning set forth in the preamble hereto.

“Offer” has the meaning set forth in the recitals hereto.

“Parent” has the meaning set forth in the preamble hereto.

“Permitted Transfer” means a (a) Transfer of Covered Shares by a Shareholder to an Affiliate of such Shareholder, provided that, such Affiliate shall remain an Affiliate of the Shareholder at all times following such Transfer or (b) a Transfer by the Shareholder to (i) a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, or (ii) any trust, the trustees of which include only the Shareholder or the Persons named in clause (i) and the beneficiaries of which include only the Shareholder or the Persons named in clause (i).

“Permitted Transferee” shall mean any Person that Beneficially Owns Covered Shares pursuant to a Permitted Transfer.

“Shareholder” has the meaning set forth in the preamble hereto.

“Shareholder Indemnitee” has the meaning set forth in Section 4.9.

“Takeover Proposal” means Competing Proposal as defined in the Merger Agreement.

“Third-Party Proceeding” has the meaning set forth in Section 4.9.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hedge, gift, Encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any Contract, derivative arrangement, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1.          Agreement to Vote and Support.  The Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Shareholders’ Meeting and at any other meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of the Company proposed to be taken, the Shareholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a)           appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)           vote (or cause to be voted) solely in the Shareholder’s capacity as a shareholder of the Company, in person or by proxy covering, all of the Covered Shares (A) in favor of the adoption of the Merger Agreement and the other transactions contemplated thereby, including the Merger, and any other action reasonably requested by Parent or the Merger Sub in furtherance thereof; and (B) against any Takeover Proposal and against any other action, agreement or transaction that is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Offer, the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Shareholder of its obligations under this Agreement, including:  (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (2) a sale, lease or transfer of all or substantially all of the assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; or (3) (i) any change in a majority of persons who constitute the Board of Directors of the Company as of the date hereof, except for changes requested or expressly permitted by Parent, (ii) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s articles of incorporation or bylaws or (iii) any other material change in the Company’s organizational structure or business; except, in the case of clauses (A) through (C), if expressly permitted by the Merger Agreement or approved by Parent.

The obligations of the Shareholder specified in this Section 2.1 shall apply whether or not the Offer or the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

2.2.          No Inconsistent Agreements.  The Shareholder hereby represents, warrants, covenants and agrees that, except for this Agreement, the Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.4), consent or power of attorney with respect to the Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing any of their obligations under this Agreement.  The Shareholder hereby represents that all proxies, powers of attorney, instructions or other requests given by the Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder’s Covered Shares, if any, are not irrevocable and the Shareholder hereby revokes (or cause to be revoked) any all previous proxies, powers of attorney, instructions or other requests with respect to the Shareholder’s Covered Shares.

2.3.          Tender of the Shares.

(a)           The Shareholder hereby agrees that, unless the Offer is earlier terminated or withdrawn by Merger Sub, it shall duly tender (and deliver any certificates evidencing) the Covered Shares beneficially held by them, or cause their Covered Shares to be duly tendered, into the Offer promptly following, and in any event no later than the tenth (10th) Business Day following the commencement of the Offer, in accordance with the procedures set forth in the Offer Documents, free and clear of all Encumbrances.

(b)           The Shareholder agrees that once the Covered Shares are tendered into the Offer, the Shareholder shall not withdraw any Covered Shares from the Offer unless and until (i) the date that the Offer is terminated, withdrawn or expired or (ii) the termination of this Agreement or the Merger Agreement in accordance with Section 5.1.

2.4.          Proxy.  The Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact, Allan Rauch and Michael Callahan, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed any such officer of Parent, and any other Person designated in writing by Parent (collectively, the “Grantees”), each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares in accordance with Sections 2.1 and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meetings of the shareholders of the Company at which any of the matters described in Section 2.1 is to be considered prior to the Merger Agreement Termination Date.  This proxy is coupled with an interest, was given to secure the obligations of the Shareholder under Section 2.1(a), was given as an additional inducement of Parent and Merger Sub to enter into the Merger Agreement and shall be irrevocable, in accordance with the provisions of Section 705 of the California Code and the Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Shareholder with respect to the Covered Shares.  The power of attorney granted by the Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Shareholder.  Parent may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.  For the avoidance of doubt, the proxy and power of attorney granted by the Shareholder herein shall terminate automatically upon the termination of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1.          Representations and Warranties of the Shareholder.  The Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

(a)           Authorization; Validity of Agreement; Necessary Action.  The Shareholder has the full power and authority and the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Merger Sub and Parent, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.  The execution and delivery of this Agreement by the Shareholder, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder; and (ii) no other proceedings on the part of the Shareholder is necessary to authorize this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

(b)           Ownership.  The Shareholder’s Existing Shares are, and except for Transfers permitted between the date hereof and the Closing Date pursuant to Section 4.1(a), all of the Covered Shares owned by the Shareholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Shareholder.  The Shareholder has good and valid title to the Shareholder’s Existing Shares, free and clear of any Encumbrances.  Other than the Existing Shares set forth on Schedule 1 hereto, as of the date hereof no Shareholder Beneficially Owns or owns of record:  (i) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company, (ii) any warrants, calls, options or other rights to acquire from the Company any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, or any stock appreciation rights, (iii) “phantom” stock rights, performance units, or other rights to receive shares of Company Common Stock (or cash or other economic benefit in respect thereof) on a deferred basis, or (iv) other rights that are linked to the value of Company Common Stock.  As of the date hereof, the Shareholder’s Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Shareholder.  Except for the proxy granted to the Grantees pursuant to Section 2.4, the Shareholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shareholder’s Existing Shares and with respect to all of the Covered Shares owned by the Shareholder at all times through the Closing Date.

(c)           No Violation.  The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement will not (i) conflict with or violate any Law, ordinance or regulation of any

Governmental Entity, applicable to the Shareholder or by which any of its respective assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, modification, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Shareholder pursuant to, any Contract, franchise, permit or other instrument or obligation to which the Shareholder is a party or by which the Shareholder, and/or any of its assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)           Consents and Approvals.  The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by each of them of the transactions contemplated hereby will not, require the Shareholder to obtain any consent, approval, authorization or permit of, or to make any registration, declaration, filing with or notification to, any Governmental Entity.  No consent of the Shareholder’s spouse is necessary under any “community property” or other Laws in order for the Shareholder to enter into and perform its obligations under this Agreement.

(e)           Absence of Litigation.  There is no Action pending or, to the knowledge of the Shareholder, threatened by, against, or involving or affecting any of the Shareholder and/or any of its respective Affiliates before or by any Governmental Entity that could reasonably be expected to impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)            Reliance by Parent and Merger Sub.  The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Shareholder and the representations, warranties, covenants and agreements of the Shareholder contained herein and that the same are a material inducement thereto.  The Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Offer, Merger and the other transactions contemplated thereby.  The Shareholder has received and reviewed a copy of the Merger Agreement.

3.2.          Representations and Warranties of Parent and Merger Sub.  Parent and Merger Sub jointly and severally represent and warrant that it has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the Shareholder, constitutes a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

ARTICLE IV

OTHER COVENANTS

4.1.                              Prohibition on Transfers; Other Actions.  Until the Merger Agreement Termination Date, the Shareholder shall not (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein unless (i) such Transfer is a Permitted Transfer, and (ii) such Permitted Transferee executes and delivers to Parent a written agreement, in form and substance acceptable to Parent, to assume all of the Shareholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities Transferred as the Shareholder Party shall have made hereunder, (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Shareholder’s representations, warranties, covenants and obligations under this Agreement or is inconsistent with the transactions contemplated by the Merger Agreement or the provisions thereof, (c) directly or indirectly take any action or cause the taking of any other action that could restrict or otherwise affect the Shareholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement or (d) discuss, negotiate, make an offer or enter into a contract, agreement, understanding, commitment or other arrangement with respect to any matter related to this Agreement, except in the case of clause (d) as would not reasonably be expected to prevent or materially delay such Stockholder’s ability to perform its obligations hereunder.  Any Transfer in violation of this provision shall be void ab initio.  Notwithstanding any provision of this Section 4.1 or of Section 4.3(a), the Shareholder may (x) concurrently with the  termination of the Merger Agreement in accordance with Section 8.01(f) of the Merger Agreement, enter into an agreement to support a Superior Proposal in which it is treated in the same manner as all other shareholders of the Company, if such agreement  is no more favorable to the Person making the Superior Proposal than this Agreement is to Parent and Merger Sub, (y) indicate its intention to take the action described in clause (x) substantially concurrently with the Company’s delivery of a notice of its intent to so terminate this Agreement initiating a Notice Period under Section 5.02(c) of the Merger Agreement and (z) discuss a Competing Proposal with the Company, provided that (A) the Company has signed an Acceptable Confidentiality Agreement with respect to such Competing Proposal and (B) Parent is kept informed of such discussions.  For the avoidance of doubt, nothing herein shall prevent the Shareholder from discussing, negotiating or entering into any contract or agreement after the Merger Agreement Termination Date.

4.2.                              Adjustments.  In the event of a stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Common Stock), or any change in the Company Common Stock by reason of any split-up, reverse stock split, reorganization, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3.                              No Solicitation; Support of Takeover Proposals.

(a)                                  Subject to Section 4.3(b), at all times prior to the Merger Agreement Termination Date, the Shareholder or its Representatives shall not directly or indirectly through another Person (i) solicit, initiate or encourage, or facilitate any Takeover Proposal or the making or consummation thereof, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information in connection with, enter into any agreement with respect to, or otherwise cooperate in any way with, any Takeover Proposal, (iii) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of Company Common Stock in connection with any vote or other action on any matter, other than to recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement and as otherwise expressly provided in this Agreement, (iv) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, or allow any of its Affiliates to enter into, a merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, voting, profit capture, tender or other similar Contract providing for, with respect to, or in connection with, or that is intended to or could reasonably be expected to lead to, any Takeover Proposal or (v) resolve, propose or agree to do any of the foregoing.  Without limiting the foregoing, any violation of the restrictions set forth in this Section 4.3 by any Representative of the Shareholder, or any of its Affiliates shall be deemed to be a violation by the Shareholder of this Section 4.3.  The Shareholder shall immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore (other than with Parent) with respect to any Takeover Proposal, and shall take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken pursuant to this Agreement, including this Section 4.3.

(b)                                 For the purposes of this Section 4.3, the Company shall be deemed not to be an Affiliate or Subsidiary of the Shareholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of the Shareholder.

4.4.                              Notice of Acquisitions.  The Shareholder shall notify Parent as promptly as practicable (and in any event within 24 hours after receipt) in writing of (a) the number of any additional shares of Company Common Stock, Company Stock Options or other securities of the Company of which the Shareholder acquires Beneficial Ownership on or after the date hereof and (b) any inquiries or proposals that are received by, any information that is requested from, or any negotiations or discussions that are sought to be initiated or continued with, any Shareholder (in its capacity as a shareholder of the Company) or any of its Affiliates with respect to any Takeover Proposal and any subsequent modifications thereto, or any other matter referred to in Section 4.3, such notice to include the identity of the Person making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be and a copy of such Takeover Proposal or other requests or inquiries, including draft agreements or term sheets submitted in connection therewith (or, where no such copy is available, a reasonably detailed description of such Takeover Proposal).  The Shareholder shall (i) keep Parent fully informed in all material respects of the status or detail of any developments, discussions and negotiations relating to the matters described in clause (b) of the preceding sentence of the status and details (including any change to the terms thereof) including any Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written materials sent or provided to the Shareholder or any of its Subsidiaries from any Person that describes any of the terms or conditions of any Takeover Proposal or other proposal that is the subject of any such  inquiry, proposals or information requests.

4.5.                              Waiver of Dissenters Rights.  The Shareholder waives, and agrees not to assert or perfect, and shall cause any of its Affiliates who hold any Covered Shares to waive and to not assert or perfect, any rights of appraisal or rights to dissent from the Merger that the Shareholder may have under applicable Laws or otherwise, including Chapter 13 of the California Code by virtue of ownership of the Covered Shares.

4.6.                              Option Matters.  From the date hereof until the Effective Time, without Parent’s prior written consent, each Shareholder who is a holder of Company Stock Options agrees not to exercise any such Company Stock Options (in whole or in part) or Transfer any such Company Stock Options (or any portion thereof) during such period.

4.7.                              Further Assurances.  From time to time, at Parent’s request and without further consideration, the Shareholder shall cooperate with Parent and Merger Sub in making all filings and obtaining all consents of Governmental Entities and third parties and execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement.

4.8.                              Litigation Matters; Group Status.

(a)                                  The Shareholder hereby agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

(b)                                 The Shareholder agrees that it shall not become a member of a “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) with respect to any shares of Company Common Stock, Company Stock Options or any other voting securities of the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.

4.9.                              Indemnity.  Parent shall indemnify, defend and hold harmless each of the Shareholder, the Shareholder’s Affiliates, and the respective officers, directors, managers, principals, employees, agents and representatives of the Shareholders and the Shareholders’ Affiliates (each, a “Shareholder Indemnitee”) from and against, and shall pay to such Shareholder Indemnitee in advance of the final disposition of any third-party action, suit, arbitration, alternative dispute mechanism, investigation or other proceeding, whether civil, criminal, administrative, or otherwise, to which such Shareholder Indemnitee is a party or otherwise involved (each, a “Third-Party Proceeding”), all losses, judgments, claims, costs, expenses and other amounts (including reasonable attorneys’ fees incurred in connection with the defense or settlement of such Third-Party Proceeding) incurred by such Shareholder Indemnitee (collectively, “Losses”), only to the extent that it arises out of, is in connection with, or otherwise relate to the Shareholder’s entry into or performance of this Agreement and, for the avoidance of doubt, does not arise out of, is not in connection with, or otherwise does not relate to service on the Board of Directors of the Company by an Affiliate or designee of Shareholder; provided that Parent shall not be liable under this Section 4.9 for any amounts paid in settlement of such Third-Party Proceeding unless Parent has consented to such settlement (such consent not to be unreasonably withheld, delayed or conditioned). In the event of a Third Party-Proceeding, Parent shall have the right to defend against and direct the defense of such Third-Party Proceeding, unless the Shareholder waives its right to indemnity under this Section 4.9 with respect to such Third-Party Proceeding.  The parties agree each Shareholder Indemnitee shall first seek indemnification for Losses against the Company, and any insurance (including directors and officers liability insurance) maintained by the Company, in each case, to the extent the Shareholder Indemnitee has a right to such indemnification from the Company or recovery from such insurance.

ARTICLE V

MISCELLANEOUS

5.1.                              Termination.  This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the Merger Agreement Termination Date, (c) any amendment, modification or waiver of the Merger Agreement that (i) reduces the Offer Price to less than $22.00 per share of Company Common Stock, (ii) change the form of consideration payable in the Offer or the form of the Merger Consideration from all cash, or (iii) otherwise materially and adversely affects the Shareholder, and (d) November 9, 2012.  Notwithstanding the foregoing, the provisions of this Section 5.1, Section 4.8(a)(ii), Section 4.9, Section 5.2, Section 5.3 and Section 5.5 through 5.16 shall survive any termination of this Agreement without regard to any temporal limitation.  Neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve (A) any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, or (B) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.

5.2.                              No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3.                              Expenses.  All fees and expenses incurred in connection with this Agreement and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

5.4.                              Public Announcements.  Except as required by applicable Law (in which case the Shareholder required to make the announcement will use its reasonable efforts to allow Parent reasonable time to comment on such announcement in advance of such issuance), no public announcements by the Shareholder regarding this Agreement, the transactions contemplated hereby, or the Merger Agreement and transactions contemplated thereby are permitted.  The Shareholder (a) consents to and authorizes the publication and disclosure by Parent and its Affiliates of its identity and holding of the Covered Shares and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, the Offer or any other disclosure document in connection with the Offer, the Merger or any other transaction contemplated by the Merger Agreement or this Agreement, and (b) agrees to give to Parent any information it may reasonably require for the preparation of any such disclosure documents.  Shareholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if any to the extent that any shall have become false or misleading in any material respect.  The Parent and Merger Sub consents to and authorizes the disclosure by the Shareholder and its Affiliates of the existence of this Agreement and the terms hereof in, and to the filing of this Agreement as an exhibit to, to any Schedule 13D or amendment thereto that is filed by the Shareholder or any of its Affiliates.

5.5.                              Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopy or by electronic mail (which transmission is confirmed electronically), or if sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or such other addresses for a party as shall be specified by like notice):

(a)                                  if to Parent or Merger Sub to:

Bed Bath & Beyond Inc.
Corporate Office
650 Liberty Avenue
Union, NJ 07083
Attention: Allan Rauch, General Counsel
Telephone:  (908) 855-4562
Facsimile:  (908) 688-8385
Email:  Allan.Rauch@bedbath.com

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, NY  10036
Facsimile:  (212) 969-2900
Attention:  Peter Samuels, Esq.

(b)                                 if to the Shareholder, to:

Red Mountain Capital Partners III, L.P.
c/o Red Mountain Capital Partners LLC
10100 Santa Monica Boulevard, Suite 925

Los Angeles, CA  90067
Facsimile:  (310) 432-0201
Attention:  Mark Genender

with a copy to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA  90071-1560
Facsimile:  (213) 687-3702
Attention:  C. David Lee, Esq.

5.6.                              Interpretation.  When a reference is made in this Agreement to an Article, a Section, or Schedule, such reference shall be to an Article of, a Section of, or a Schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Capitalized terms used herein that are not otherwise defined herein are used as defined in the Merger Agreement as in effect on the date hereof.  Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.  This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers.  It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.  The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  The representations and warranties in this Agreement are the product of negotiations among the parties and are for the benefit of the parties.  Any inaccuracies in such representations and warranties are subject to waiver by the parties without notice or liability to any other Person.  Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or any other date.

5.7.                              Consents and Approvals.  For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties, such consent or approval must be in writing.

5.8.                              Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

5.9.                              Entire Agreement; No-Third Party Beneficiaries.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, herewith constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and are not intended to and do not confer upon any person other than the parties any legal or equitable rights or remedies.

5.10.                        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

5.11.                        Assignment.  Except in connection with a Permitted Transfer or a Transfer of Covered Shares permitted by the proviso contained in Section 4.1(a), neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Merger Sub, upon prior written notice to the Shareholder, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and Permitted Transferees.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.12.                        Specific Enforcement; Exclusive Jurisdiction; Personal Jurisdiction; Covenants.

(a)                                  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located within Los Angeles County, State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)                                 Each of the parties hereby agrees that any claim, dispute or controversy (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise, and whether based on state, federal, foreign or any other law), arising out of, relating to or in connection with this Agreement, the documents referred to in this Agreement, or any of the transactions contemplated thereby, and including disputes relating to the existence, validity, breach or termination of this Agreement (any such claim being a “Covered Claim”), shall be heard and determined exclusively in an Applicable Court.  Each of the parties expressly agrees and acknowledges that the Applicable Court is an appropriate and convenient forum for resolution of any and all Covered Claims, that it will not suffer any undue hardship or inconvenience if required to litigate in such court, and that such court is fully competent and legally capable of adjudicating any Covered Claim.  Each party further represents that it has agreed to the jurisdiction of the Applicable Court in respect of Covered Claims after being fully and adequately advised by legal counsel of its own choice concerning the procedures and laws applied in such courts and has not relied on any representation by any other party or its Affiliates or Representatives as to the content, scope or effect of such procedures and law, and will not contend otherwise  in any proceeding in any court of any jurisdiction.

(c)                                  Each of the parties hereby irrevocably submits, for itself and in respect to its Affiliates and properties, generally and unconditionally, to the exclusive personal jurisdiction of the Applicable Courts in respect of Covered Claims.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.5 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(d)                                 Each of the parties hereby irrevocably waives, and agrees not to attempt to assert or assert, by way of motion or other request for leave from an Applicable Court, as a defense, counterclaim or otherwise, in any action involving a Covered Claim, (i) the defense of sovereign immunity, the defense that any Covered Claim or remedy with respect thereto is within the exclusive jurisdiction of a court outside Los Angeles County, State of California, (ii) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to serve process in accordance with this Section 5.12, (iii) that it or its Affiliates or property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iv) to the fullest extent permitted by applicable law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the suit, action or proceeding is not maintainable in such court, (C) the venue of such suit, action or proceeding is improper or inappropriate and (D) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties further hereby irrevocably waives, and agrees not to attempt to assert, by way of motion or other request in any other court of other forum, that a judgment entered by any Applicable Court, including a judgment for specific performance, is not enforceable in such other court or forum.  The parties agree that a final judgment in respect of any Covered Claim of the Applicable Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law

5.13.                        Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.   EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.13.

5.14.                        Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by Parent and the Shareholder.  Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Shareholder.

5.15.                        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

5.16.                        Action by Shareholder Capacity Only.  Parent acknowledges that the Shareholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of the Covered Shares (and not in any other capacity, including without limitation, any capacity as a director of the Company).  Nothing herein shall limit or affect any actions taken by the Shareholder or its Affiliate or designee, or require a Shareholder or its Affiliate or designee to take any action, in each case, in their capacity as a director of the Company, including, without limitation, to disclose information acquired solely in their capacity as a director of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by it or him in such capacity as a director of the Company shall not be deemed to constitute a breach of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

BED BATH & BEYOND INC.

By:	/s/ Steven H. Temares
Name: Steven H. Temares
Title: Chief Executive Officer and Director

BLUE CORAL ACQUISITION CORP.

By:	/s/ Steven H. Temares
Name: Steven H. Temares
Title: President

RED MOUNTAIN CAPITAL PARTNERS III, L.P.

By:	RMCP GP LLC, its general partner

By:	/s/ William Mesdag
Name: William Mesdag
Title: Authorized Signatory

Signature Page to Red Mountain Capital Partners III, L.P. Support and Tender agreement

SCHEDULE 1

SHAREHOLDER INFORMATION

Name	Existing Shares	Company Stock Options

Red Mountain Capital Partners III, L.P.	1,656,961 shares	None.

Address for Notices:

c/o Red Mountain Capital
Partners LLC
10100 Santa Monica
Boulevard, Suite 925
Los Angeles, CA 90067
Facsimile: (310) 432-0201
Attention: Mark Genender